Consent of Independent Auditors





The Board of Directors of Aetna Life Insurance and Annuity Company and Contract Owners of Aetna Variable Annuity Account B:

We consent to the use of our reports dated February 3, 1998 and February 27, 1998 included herein and to the reference to our Firm under the caption "Independent Auditors" in the Statement of Additional Information.



                              /s/ KPMG Peat Marwick LLP
                              KPMG Peat Marwick LLP



Hartford, Connecticut
August 4, 1998